Exhibit 5.1

                                SHAW PITTMAN LLP
                               2300 N Street, N.W.
                             Washington, D.C. 20037

                                 August 16, 2004

American Campus Communities, Inc.
805 Las Cimas Parkway, Suite 400
Austin, TX 78746

      Re: Form S-8 Registration Statement

Ladies and Gentleman:

     We have acted as counsel for American Campus Communities, Inc., a Maryland corporation (the "Registrant"), in connection with a Registration Statement on Form S-8 which is being filed by the Registrant under the Securities Act of 1933, as amended (the "Registration Statement"). The Registration Statement relates to the offering of up to 1,210,000 shares of common stock, par value $.01 per share (the "Shares"), of the Registrant, that may be offered and sold from time to time pursuant to the Registrant's 2004 Incentive Award Plan (the "Plan"). For the purposes of this opinion, we have examined copies of the following documents:

1.       the Registration Statement;

2. the Articles of Incorporation of the Registrant, as amended, restated or supplemented, as of the date hereof, as certified by the Secretary of the Registrant on the date hereof (the "Articles");

3. the Bylaws of the Registrant, as amended, restated or supplemented, as of the date hereof, as certified by the Secretary of the Registrant on the date hereof (the "Bylaws");

4. resolutions adopted by the Board of Directors of the Registrant on July 8, 2004, approving and adopting the Plan and authorizing the offering and sale of the Shares pursuant to the Registration Statement, as certified by the Secretary of the Registrant on the date hereof (the "Resolutions");

5. the Plan, in the form adopted by the Board of Directors and in effect on the date hereof, as certified by the Secretary of the Registrant on the date hereof; and

6. Such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

     In our examination of the foregoing documents, we have assumed the legal capacity of all natural persons, the authority of all entities other than the Company, the genuineness of all signatures, the completeness and



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authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified, telecopied, photostatic or reproduced copies.

     In connection with the opinions expressed below, we have assumed that, at and prior to the time of the sale and delivery of the Shares pursuant to the Registration Statement, (i) none of the Articles, the Bylaws or the Resolutions have been amended, modified or rescinded, (ii) the Registration Statement has become effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, and (iii) there has not occurred any change in law materially adversely affecting the power of the Registrant to offer and sell the Shares or the validity of the Shares. We have also assumed that the offering, sale and delivery of the Shares will not at the time of such offering and sale violate or conflict with (1) the Articles, as then amended, restated and supplemented, and the Bylaws, as then amended, restated and supplemented,
(2) any provision of any license, indenture, instrument, mortgage, contract, document or agreement to which the Registrant is a party or by which the Registrant is then bound, or (3) any law or regulation or any decree, judgment or order applicable to the Registrant. We have further assumed that the number of Shares to be offered and sold pursuant to the Registration Statement will not at the time of such offering and sale exceed the number of shares of common stock authorized under the Plan, as then in effect, and remaining available for issuance or the number of shares of common stock authorized in the Articles, as then amended, restated or supplemented, and unissued at such time.

     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when sold, issued and delivered by the Registrant in the manner and on the terms described in the Registration Statement and the Plan, the Shares will be validly issued, fully paid and nonassessable.

     This opinion is limited to the laws of the United States and, except as provided below, the laws of the State of Maryland. Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. We express no opinion as to compliance with any state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. This opinion has been prepared for your use in connection with the filing of the Registration Statement.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption "Legal Matters." The giving of this consent, however, does not constitute an admission that we are "experts" within the meaning of Section 11 of the Act or within the category of persons whose consent is required by
Section 7 of the Act.

                                    Very truly yours,

                                    /s/ SHAW PITTMAN LLP